Exhibit 99.1

LDR HOLDING CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

Fourth quarter revenue increased 28.1% year-over-year to $32.0 million

AUSTIN, Texas, February 27, 2014 - LDR Holding Corporation (NASDAQ: LDRH), a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders, today reported its financial results for the fourth quarter and year ended December 31, 2013.
Fourth Quarter 2013 Revenue Highlights

•	Total revenue for the quarter ended December 31, 2013 increased 28.1% to $32.0 million, compared to $25.0 million for the quarter ended December 31, 2012.

•	Revenue from exclusive technology products grew 32.9% to $27.5 million, compared to the fourth quarter of 2012.

•	Revenue in the United States increased 37.3% to $24.9 million in the quarter, compared to $18.1 million in the fourth quarter of 2012, and represented 77.7% of total revenue.

•	International revenue increased 3.8% during the fourth quarter of 2013 to $7.1 million, representing 22.3% of total revenue.
LDR's revenue from exclusive technology products grew 32.9% to $27.5 million in the fourth quarter of 2013, while revenue from traditional fusion products increased 5.1% to $4.5 million. Revenue from sales of the Company's exclusive cervical products grew 31.8% in the fourth quarter of 2013, compared with the fourth quarter of 2012, due principally to the growth of Mobi-C. Additionally, revenue from LDR's exclusive lumbar products in the fourth quarter increased 34.7% compared with the fourth quarter of 2012, in part due to FDA approval of the Avenue L Lateral lumbar fusion interbody device that was introduced in the United States in September 2012.
Christophe Lavigne, President and Chief Executive Officer of LDR Holding, commented, “We are pleased with our strong performance, especially the robust sales growth in our exclusive technology products. We are gratified by the strong interest among spine surgeons in education and training sessions for Mobi-C, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. In the sales area, the availability of Mobi-C and its superiority claim has been quite attractive to independent sales agencies which otherwise do not have access to cervical disc replacement devices. Mobi-C is clearly helping us to win over spine practices as new accounts to LDR.”
Gross profit for the fourth quarter of 2013 was $26.6 million and gross margin was 83.2%, compared to a gross profit of $20.9 million and a gross margin of 83.7% for the fourth quarter of 2012.
On a geographic basis, for the fourth quarter of 2013, LDR's revenue in the United States increased 37.3% to $24.9 million, compared to $18.1 million in the fourth quarter of 2012, and represented 77.7% of total revenue. LDR's international revenue increased 3.8% for the fourth of quarter 2013 to $7.1 million, representing 22.3% of total revenue.
Net loss for the fourth quarter of 2013 totaled $15.1 million, or $0.69 per share, which included $7.4 million in noncash expense related to the beneficial conversion of promissory notes and $5.5 million in noncash accretion related to warrants and discounts on long-term debt, compared to a net loss of $2.4 million, or $0.52 per share, for the same quarter a year ago.

Adjusted EBITDA for the fourth quarter of 2013 was $1.0 million compared to an adjusted EBITDA of $1.1 million for the fourth quarter of 2012.
Fiscal Year 2013 Revenue Highlights
For the year ended December 31, 2013, LDR's total revenue was $111.6 million, an increase of 22.7%, compared to $90.9 million for the same period a year ago. For fiscal year 2013, revenue from LDR's exclusive technology products grew 27.5% to $92.8 million, while revenue from traditional fusion products increased 3.7% to $18.8 million.
Gross profit for the year ended December 31, 2013 was $93.6 million and gross margin was 83.9%, compared to a gross profit of $76.1 million and a gross margin of 83.8% for the same period in 2012. Gross margin was favorably impacted by a higher mix of exclusive technology products and increased sales in the United States.
For the year ended December 31, 2013, LDR's revenue in the United States increased 27.0% to $82.3 million, compared to $64.8 million for the same period a year ago. International revenue increased 12.1% to $29.3 million, compared to $26.1 million for the same period a year ago.
For the year ended December 31, 2013, net loss totaled $27.9 million, or $3.09 per diluted share, which included $7.4 million in noncash expense related to the beneficial conversion of promissory notes, $6.9 million in noncash accretion related to warrants and discounts on long-term debt and $5.6 million in noncash expenses associated with the revaluation of warrants leading up to the IPO, compared to a net loss of $9.7 million, or $2.10 per diluted share, for the same period a year ago.
For the year ended December 31, 2013, adjusted EBITDA was $3.0 million, compared to an adjusted EBITDA of $2.2 million for the same period a year ago.
Mr. Lavigne added, “Our exclusive technology products uniquely meet surgeon and patient needs and represent a significant sales opportunity in today’s spine marketplace. With the completion of our initial public offering last October, we have the resources to take full advantage of this opportunity through investments in surgeon training and education, our reimbursement and corporate organization, and our sales and marketing infrastructure. These investments will enhance LDR's competitive position and growth profile.”
Balance Sheet and Liquidity
As of December 31, 2013, LDR had $56.7 million in cash and cash equivalents, $55.4 million in working capital and $25.3 million in debt. The balance sheet reflects the benefit of LDR's initial public offering of its common stock that closed on October 15, 2013. In the initial public offering, LDR raised net proceeds of approximately $77.5 million after the underwriting discount and offering expenses.
2014 Annual Meeting
The Company will be holding its 2014 Annual Meeting of Stockholders on June 3, 2014.
Conference Call
LDR Holding Corporation will host a conference call today at 5:00 p.m. Eastern Time to discuss its fourth quarter 2013 financial results. The conference call will be available to interested parties through a live audio webcast available through LDR's website at www.ldr.com. Those without internet access may join the call from within the United States by dialing (877) 312-5637; outside the United States, by dialing (253) 237-1149.
A telephone replay will be available for two weeks following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 63933767. For those who are not available to listen to the live webcast, the call will be archived for 90 days on LDR Holding's website.
Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of LDR and members of its management team with respect to LDR's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, LDR's market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of LDR's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in LDR's Risk Factors disclosure in its Quarterly Report on Form 10-Q, filed on November 7, 2013, and in LDR's other filings with the SEC. LDR disclaims any responsibility to update any forward-looking statements.
About LDR Holding Corporation
LDR Holding Corporation is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR's primary products are based on its exclusive VerteBRIDGE fusion and Mobi non-fusion technology platforms and are designed for applications in the cervical and lumbar spine. These technologies enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. LDR recently received approval from the U.S. Food and Drug Administration (FDA) for the Mobi-C cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR Holding, visit www.ldr.com.
Use of Non-GAAP Financial Measures
To supplement LDR's consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), LDR uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Management defines Adjusted EBITDA as operating income (loss) plus depreciation and amortization and stock-based compensation expense. The Company presents Adjusted EBITDA because management believes it is a useful indicator of operating performance. LDR's management uses Adjusted EBITDA principally as a measure of operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to LDR. Management also uses Adjusted EBITDA for planning purposes, including the preparation of the annual operating budget and financial projections.
A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in a table later in this release immediately following the condensed consolidated statements of cash flows. Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of the Company's liquidity or operating performance prepared in accordance with GAAP and is not indicative of operating income (loss) from operations as determined under GAAP. Adjusted EBITDA and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate the Company's liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review LDR's operating results and liquidity requirements. Management's definition and calculation of Adjusted EBITDA may differ from that of other companies.
Contacts:
Robert McNamara
Executive Vice President and Chief Financial Officer
LDR Holding Corporation
(512) 344-3333

Bob Yedid
Managing Director
ICR, Inc.
(646) 277-1250
bob.yedid@icrinc.com

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2013	December 31, 2012
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$56,678	$19,135
Accounts receivable, net	22,193	16,309
Inventory, net	17,690	16,772
Other current assets	4,780	3,768
Prepaid expenses	1,593	806
Total current assets	102,934	56,790
Property and equipment, net	12,695	12,296
Goodwill	6,621	6,621
Intangible assets, net	3,073	2,619
Restricted cash	2,000	2,000
Related party notes receivable	—	270
Deferred tax assets	513	554
Other assets	157	441
Total assets	$127,993	$81,591
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$1,763	$1,903
Line of credit, net of discount	18,162	—
Accounts payable	8,128	7,855
Accrued expenses	16,324	10,759
Short-term financing	2,641	1,772
Deferred tax liabilities	540	542
Total current liabilities	47,558	22,831
Line of credit, net of discount	—	18,985
Long-term debt, net of discount and current portion	2,758	30,326
Warrant liability	—	4,167
Other long-term liabilities	—	913
Total liabilities	50,316	77,222
Commitments and contingencies
Series C redeemable convertible preferred stock	—	35,000
Stockholders' deficit:
Series A-1 convertible preferred stock	—	11
Series A-2 convertible preferred stock	—	18
Series B convertible preferred stock	—	15
Common stock	24	5
Additional paid-in capital	161,216	25,603
Accumulated other comprehensive loss	198	(457)
Accumulated deficit	(83,761)	(55,826)
Total stockholders' deficit	77,677	(30,631)
Total liabilities, redeemable preferred stock and stockholders' deficit	$127,993	$81,591

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenue	$31,978	$24,966	$111,594	$90,918
Cost of goods sold	5,386	4,061	17,947	14,770
Gross profit	26,592	20,905	93,647	76,148
Operating expenses:
Research and development	2,165	2,214	9,380	10,751
Sales and marketing	19,915	14,368	67,676	51,846
General and administrative	5,417	4,143	18,915	14,825
Total operating expenses	27,497	20,725	95,971	77,422
Operating income (loss)	(905)	180	(2,324)	(1,274)
Other operating income (expense):
Other income (expense)	(293)	(523)	(771)	(987)
Interest income	—	6	10	26
Interest expense	(247)	(925)	(3,273)	(3,240)
Accretion related to warrants and discounts on long-term debt	(5,547)	(503)	(6,900)	(1,404)
Expense related to beneficial conversion of promissory notes	(7,413)	—	(7,413)	—
Change in fair value of common stock warrants	—	(185)	(5,593)	(1,643)
Total other income (expense), net	(13,500)	(2,130)	(23,940)	(7,248)
Loss before income taxes	(14,405)	(1,950)	(26,264)	(8,522)
Income tax expense	(700)	(476)	(1,671)	(1,179)
Net loss	(15,105)	(2,426)	(27,935)	(9,701)
Other comprehensive loss:
Foreign currency translation	110	718	655	742
Comprehensive loss	$(14,995)	$(1,708)	$(27,280)	$(8,959)
Net loss per common share:
Basic and diluted	$(0.69)	$(0.52)	$(3.09)	$(2.10)
Weighted average number of shares outstanding:
Basic and diluted	21,809,672	4,629,131	9,040,567	4,615,352
Pro forma net loss per share:
Basic and diluted	$(0.64)		$(1.19)
Weighted average number of shares used in computing pro forma net loss per share:
Basic and diluted	23,432,964		23,400,463

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Operating activities:
Net loss	$(15,105)	$(2,426)	$(27,935)	$(9,701)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Bad debt expense	142	255	517	587
Provision for excess and obsolete inventories	(148)	717	641	1,565
Depreciation and amortization	1,094	869	4,024	3,133
Stock-based compensation	771	81	1,269	295
Accretion related to warrants and discounts on long-term debt	5,547	503	6,900	1,404
Change in fair value of common stock warrants	—	185	5,593	1,643
Beneficial conversion related to promissory notes	7,413	—	7,413	—
Deferred income tax expense (benefit)	37	(250)	37	(250)
Loss on disposal of assets	19	64	57	163
Unrealized foreign currency loss (gains)	298	452	713	817
Changes in operating assets and liabilities:
Cash restricted for line of credit agreement	—	—	—	(1,000)
Accounts receivable	(3,638)	(822)	(6,313)	(3,114)
Prepaid expenses and other current assets	(128)	463	(2,141)	660
Inventory	(1,260)	(1,531)	(1,231)	(5,504)
Other assets	(126)	57	215	99
Accounts payable	1,746	1,872	16	2,027
Accrued expenses	2,220	(473)	4,505	1,921
Other long-term liabilities	(1,080)	346	(50)	892
Net cash provided by (used in) operating activities	(2,198)	362	(5,770)	(4,363)
Investing activities:
Proceeds from sale of property and equipment	1	19	54	50
Purchase of intangible assets	(406)	(125)	(780)	(675)
Purchase of property and equipment	(1,350)	(1,059)	(3,963)	(5,245)
Net cash used in investing activities	(1,755)	(1,165)	(4,689)	(5,870)

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)
(in thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Financing activities:
Proceeds from issuance of common stock	86,250	62	86,250	71
Issuance costs from initial public offering	(8,744)	—	(8,744)	—
Proceeds from Employee Stock Purchase Plan	976	—	976	—
Exercise of stock options	60	—	235	132
Dividends on Series C Preferred Stock	(17,143)	—	(17,143)	—
Payments on capital leases	(6)	(7)	(22)	(163)
Net proceeds (payments) on short-term financings	(162)	116	759	551
Proceeds from line of credit	376	8,967	376	11,767
Payments from line of credit	(431)	—	(1,209)	—
Proceeds from long-term debt	—	1,311	—	16,311
Payments on long-term debt	(12,303)	(378)	(13,711)	(4,603)
Debt issuance costs	—	(54)	—	(198)
Proceeds from exercise of common stock warrants	4	—	4	—
Net cash provided by financing activities	48,877	10,017	47,771	23,868
Effect of exchange rate on cash	122	85	231	(99)
Net change in cash and cash equivalents	45,046	9,299	37,543	13,536
Cash and cash equivalents, beginning of period	11,632	9,836	19,135	5,599
Cash and cash equivalents, end of period	$56,678	$18,581	$56,678	$19,135

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Operating income (loss), as reported	$(905)	$180	$(2,324)	$(1,274)
Add back:
Depreciation and amortization	1,094	869	4,024	3,133
Stock-based compensation	771	81	1,269	295
Non-GAAP adjusted EBITDA	$960	$1,130	$2,969	$2,154
Non-GAAP adjusted EBITDA margin	3.0%	4.5%	2.7%	2.4%

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS PER SHARE TO PRO FORMA NET LOSS PER SHARE
(in thousands)
(Unaudited)

	Quarter Ended December 31, 2013	Year Ended December 31, 2013
Numerator
Net loss attributable to common stockholders	$(15,105)	$(27,935)

Denominator
GAAP weighted average shares outstanding - basic and diluted	21,810	9,041
Conversion of preferred stock upon the IPO	954	8,444
Conversion of convertible notes upon the IPO	168	1,484
Common shares issued in the IPO	500	4,423
Common shares issued in the exercise of the preferred stock warrant during the IPO	1	8
Weighted average number of shares used in computing pro forma net loss per share - basic and diluted	23,433	23,400

Pro forma net loss per share - basic and diluted	$(0.64)	$(1.19)